John Hancock Life Insurance Company       John Hancock
Law Sector                                Financial Services
John Hancock Place
P.O. Box 111
Boston, Massachusetts 02117-0111
(617) 572-8050
Ronald J. Bocage
Vice President & Counsel
                                                                   EXHIBIT 27(n)


April 26, 2005

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: John Hancock Life Insurance Company of New York Account B

File Nos. 811-8329 and 333-100664

Commissioners:

     This opinion is being furnished with respect to the filing of Post-Effective No. 4 under the Securities Act of 1933 (Post-Effective Amendment No. 6 under the Investment Company Act of 1940) on the Form N-6 Registration Statement of John Hancock Variable Life Account S as required by Rule 485 under the 1933 Act.

     I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in our opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

     I hereby consent to the filing of this opinion with and as a part of this Post-Effective Amendment to Registrant's Registration Statement with the Commission.

Very truly yours,

/s/ Ronald J. Bocage

Ronald J. Bocage
Counsel